UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2008

WESTERN STANDARD ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51736
(Commission File Number)

20-5854735
(IRS Employer Identification No.)

2 Sheraton Street, London, UK W1K 3AJ
(Address of principal executive offices and Zip Code)

44 207 479 4800
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 17, 2008 we signed a Memorandum of Intent to acquire the Rocheford 27-1 Lodgepole Reef Prospect (the “Prospect”) located in Stark County, North Dakota from Oil For America (“OFA”) for consideration of $22,690.

Subject to verification by a third party geologist of the potential oil ad gas resources involved, we will advance the $22,690 to OFA within seven days of the date of the MOI. OFA will acquire the Prospect, have it surveyed and prepare to bond the well. Landowners’’ royalties are expected to be 17% for three years.

Once OFA acquires the Prospect, OFA will assign the leases to us subject to the landowners’ royalties and a back-in working interest to OFA for 12.5% after payout.

We have no obligation to drill the prospects, but if we do not drill the Prospect before the lease expires, we will have no further rights to the Prospect.

For further information, please see our attached news release dated April 18, 2008.

Item 9.01	Financial Statements and Exhibits

10.1	Memorandum of Intent with Oil For America dated April 17, 2008

99.1	News release dated April 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN STANDARD ENERGY CORP.

By:	/s/ Dan Bauer

Dan Bauer
President and Director
April 21, 2008